Delek Logistics Partners, LP Reports
Fourth Quarter and Full-Year 2012 Results

BRENTWOOD, Tenn., March 5, 2013 (BUSINESS WIRE) -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics"), a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure, today announced financial results for the fourth quarter and full year 2012.

Delek Logistics commenced operations on November 7, 2012 upon the successful completion of its initial public offering. For the 55 day period beginning November 7, 2012 and ended December 31, 2012 (the "post-closing period"), Delek Logistics reported net income of $8.4 million, or $0.34 per common partner unit.

For the post-closing period, distributable cash flow was $8.1 million and earnings before interest, taxes depreciation and amortization (“EBITDA”) was $10.2 million. Delek Logistics paid its first regular cash distribution of $5.5 million, or $0.224 per unit on February 14, 2013. This distribution was pro-rated for the post-closing period and corresponds to Delek Logistics' minimum quarterly distribution of $0.375 per unit, or $1.50 per unit on an annualized basis.

Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics' general partner, remarked: “The strong cash flow we generated since the initial public offering reflects a great start for us. Delek Logistics' EBITDA and distributable cash flow exceeded our expectations as our west Texas marketing business performed well and SALA Gathering System volumes were higher than expected. In addition, our cash flow was benefited by lower maintenance capital expenditures than forecast. Going forward, our focus will remain on delivering both growth and value as we explore opportunities to expand. We currently expect to recommend to the Board of Directors of Delek Logistics' general partner an increase in our quarterly distribution to $0.385 per unit for the quarter ending March 31, 2013, which would represent a 2.7 percent increase from our minimum quarterly distribution.”

Financial Results

Delek Logistics commenced operations on November 7, 2012 upon successful completion of its initial public offering (the “offering”) and the concurrent contribution of certain assets from its sponsor, Delek US Holdings, Inc. (NYSE:DK). For accounting purposes, the results of operations prior to November 7, 2012 from the assets and entities that were contributed to us concurrent with the offering, were attributed to Delek Logistics Partners, LP Predecessor (our “Predecessor”). Therefore, results from operations for the three months and twelve months ended December 31, 2012 include results for both the Predecessor and Delek Logistics. Because results presented from prior periods are not comparable, this earnings release focuses on results from operations during the post-closing period. A reconciliation of the post-closing period to the full fourth quarter 2012 results is provided in tables attached to this release.

Revenues during the post-closing period were $111.2 million and contribution margin was $11.3 million. The Pipeline and Transportation segment's performance during this period primarily benefited from elevated throughput of 21,595 barrels per day in the SALA Gathering System relative to the forecast provided in the prospectus filed with the Securities and Exchange Commission on November 1, 2012, pro-rated for a 55 day period.

In addition, performance in the Wholesale Marketing and Terminalling segment benefited from a $3.14 per barrel margin in west Texas as demand for refined products benefited from a robust economy in that area as oil drilling activity has increased. The east Texas business sold 61,399 barrels per day of refined product under the marketing agreement with Delek US' Tyler, Texas refinery, which was higher than expected. This combination contributed to better than expected performance for this segment during this period relative to the forecast provided in the prospectus pro-rated for a 55 day period.

Total operating expenses of $2.9 million and general and administrative expenses of $1.2 million for the post-closing period were in line with the prior forecast.

As of December 31, 2012, Delek Logistics had a cash balance of $23.5 million of which $6.3 million is owed to Delek US for working capital related to the initial public offering. Total debt was $90.0 million.

Growth Strategy

Yemin continued, “Our strategy to provide continued growth and value is focused on generating a stable cash flow through a combination of organic expansion opportunities and acquisitions. During the first quarter 2013, we completed our Nettleton pipeline reversal project, as well as the pipeline connection for the rail offloading facility at Delek US' El Dorado, Arkansas refinery. In addition, we expect our agreements with our sponsor, Delek US, will give us the opportunity to purchase multiple logistics assets from Delek US over the next two years, beginning in the second half of this year. We believe that these assets have a combined potential EBITDA of $25 to $30 million annually, as we continue to explore additional third party opportunities.”

Fourth Quarter and Full-Year 2012 Results | Conference Call Information

Delek Logistics will hold a conference call to discuss its fourth quarter and full-year 2012 results on March 6, 2013 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekLogistics.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary software. For those who cannot listen to the live broadcast, a telephonic replay will be available through June 6, 2013 by dialing (855) 859-2056, passcode 98107477. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.

About Delek Logistic Partners, LP
Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets. Delek Logistics' assets and operating results are reported in two segments:

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Pipelines and Transportation: Approximately 200 miles of transportation pipelines and a 600 mile crude oil gathering system, in addition to associated storage facilities with 1.7 million barrels of active shell capacity supporting Delek US' El Dorado and Tyler refineries. Additionally, this segment includes the Paline pipeline, a 185 mile crude oil pipeline from Longview to Nederland, Texas.

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Wholesale Marketing and Terminalling: Includes a wholesale marketing business in Texas and light product terminals, located in Abilene, Big Sandy and San Angelo, Texas, and in Nashville and Memphis, Tennessee.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including, but not limited to, the fact that a substantial majority of Delek Logistics' margin is derived from Delek US, thereby subjecting us to Delek US' business risks, our ability to continue to purchase assets from Delek US, risks relating to the securities markets generally, the impact of adverse market conditions affecting the business of Delek Logistics, adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Factors Affecting Comparability:

The following tables present financial and operational information for the three months and year ended December 31, 2012 and 2011. For accounting purposes, the results of operations prior to November 7, 2012 from the assets and entities that were contributed to us concurrent with the offering, were attributed to Delek Logistics Partners, LP Predecessor (our “Predecessor”). Because many of these assets were historically a part of the integrated operations of Delek US, the Predecessor generally recognized the costs and most revenue associated with the gathering, pipeline, transportation, terminalling and storage services provided to Delek US on an intercompany basis or charged low or no throughput or storage fees for transportation.

Delek Logistics commenced operations on November 7, 2012 upon successful completion of its initial public offering and the concurrent contribution of certain assets from its sponsor, Delek US. For the 55 day period from November 7, 2012 to December 31, 2012 revenues and costs are recorded on all assets in accordance with new contracts that were in effect upon completion of the initial public offering. The financial and operational information for the three months and year ended December 31, 2012 include results of operations of Delek Logistics for that 55 day period.

Non-GAAP Disclosures:

EBITDA and Distributable Cash Flow. Delek Logistics defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. Distributable cash flow is defined as EBITDA less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances.

EBITDA and distributable cash flow are non-U.S. GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•our ability to incur and service debt and fund capital expenditures; and

•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Delek Logistics believes that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing our financial condition, our results of operations and cash flow our business is generating. EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other companies in our industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the tables below for a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Predecessor	Delek Logistics Partners, LP	Three Months Ended	Year Ended
($ in thousands)	10/1/2012 - 11/6/12	11/7/12 - 12/31/12	December 31, 2012	December 31, 2012
Reconciliation of EBITDA to net income:
Net income	$17,682	$8,410	$26,092	$34,059
Add:
Income tax (benefit) expense	(19,271)	64	(19,207)	(14,024)
Depreciation and amortization	822	1,205	2,027	8,675
Interest Expense, net	410	496	906	2,682
EBITDA	$(357)	$10,175	$9,818	$31,392

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$53,806	$(20,406)	$33,400	$34,363
Less: Amortization of unfavorable contract liability to revenue	(267)	(401)	(668)	(668)
Less: Amortization of deferred financing costs	123	112	235	381
Less: Accretion of asset retirement obligations	16	3	19	98
Less: Deferred taxes (1)	(96)	3	(93)	(228)
Less: Loss on asset disposals	4	—	4	9
Less: Unit-based compensation expense	—	1	1	93
Less: Changes in assets and liabilities	54,056	(29,739)	24,317	10,478
Add: Income tax (benefit) expense	(737)	64	(673)	4,510
Add: Interest expense, net	410	496	906	2,682
EBITDA	$(357)	$10,175	$9,818	$31,392

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$(357)	$10,175	$9,818	$31,392
Less: Cash interest, net	287	384	671	2,301
Less: Maintenance and Regulatory capital expenditures	—	1,179	1,179	2,985
Less: Income tax (benefit) expense (1)	(737)	64	(673)	4,510
Add: Non-cash unit based compensation expense	—	1	1	93
Less: Amortization of unfavorable contract liability	267	401	668	668
Distributable cash flow	$(174)	$8,148	$7,974	$21,021

(1) Deferred taxes and income tax expense represent the period to date deferred taxes and tax expense, excluding a one-time tax benefit of $(18.5) million.  The majority of the Partnership's deferred tax assets and liabilities relates to the Predecessor's conversion to a partnership and as a result of such conversion we are not subject to federal income taxes.  The conversion from a taxable corporation to a passthrough resulted in this one-time tax benefit.

Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets (Unaudited)
	December 31,
	2012	2011
		Predecessor
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$23,452	$35
Accounts receivable	27,725	22,577
Accounts receivable from related party	—	5,618
Inventory	14,351	18,859
Deferred tax assets	14	733
Other current assets	169	629
Total current assets	65,711	48,451
Property, plant and equipment:
Property, plant and equipment	172,300	144,980
Less: accumulated depreciation	(18,790)	(11,300)
Property, plant and equipment, net	153,510	133,680
Goodwill	10,454	7,499
Intangible assets, net	12,430	10,025
Other non-current assets	3,664	172
Total assets	$245,769	$199,827
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$21,849	$26,386
Accounts payable to related parties	10,148	—
Current portion of revolving credit facility	—	30,300
Interest payable	—	17
Fuel and other taxes payable	4,650	4,234
Accrued employee costs	—	226
Current portion of environmental liabilities	—	37
Accrued expenses and other current liabilities	3,615	3,084
Total current liabilities	40,262	64,004
Non-current liabilities:
Revolving credit facility	90,000	—
Asset retirement obligations	1,440	1,342
Deferred tax liabilities	17	19,498
Other non-current liabilities	9,625	7,261
Total non-current liabilities	101,082	28,101
Equity:
Predecessor division equity	—	107,722
Common unitholders - public (9,200,000 units issued and outstanding)	178,728	—
Common unitholders - Delek (2,799,258 units issued and outstanding)	(127,129)	—
Subordinated unitholders - Delek (11,999,258 units issued and outstanding)	52,875	—
General partner - Delek (489,766 units issued and outstanding)	(49)	—
Total equity	104,425	107,722
Total liabilities and equity	$245,769	$199,827

Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Predecessor	Delek Logistics Partners, LP	Three Months Ended
	10/1/2012 - 11/6/12	11/7/12 - 12/31/12	December 31, 2012

	(In thousands, except unit and per unit data)
Net sales	$138,008	$111,208	$249,216
Operating costs and expenses:
Cost of goods sold	132,751	96,933	229,684
Operating expenses	4,757	2,931	7,688
General and administrative expenses	853	1,169	2,022
Depreciation and amortization	822	1,205	2,027
Loss on sale of assets	4	—	4
Total operating costs and expenses	139,187	102,238	241,425
Operating income	(1,179)	8,970	7,791
Interest expense, net	410	496	906
Net income before income tax expense	(1,589)	8,474	6,885
Income tax expense	(19,271)	64	(19,207)
Net income	$17,682	$8,410	$26,092

Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
	Three Months Ended December 31,		Year Ended

	2012	2011	2012	2011
		Predecessor		Predecessor
	(In thousands, except unit and per unit data)
Net sales	$249,216	$187,000	$1,022,586	$744,079
Operating costs and expenses:
Cost of goods sold	229,684	174,272	959,434	700,505
Operating expenses	7,688	4,668	23,362	12,940
General and administrative expenses	2,022	1,835	8,389	5,795
Depreciation and amortization	2,027	1,520	8,675	4,820
Loss on sale of assets	4	(2)	9	(2)
Total operating costs and expenses	241,425	182,293	999,869	724,058
Operating income	7,791	4,707	22,717	20,021
Interest expense, net	906	543	2,682	2,011
Net income before income tax expense	6,885	4,164	20,035	18,010
Income tax expense	(19,207)	676	(14,024)	5,363
Net income	$26,092	$3,488	$34,059	$12,647

Less: Predecessor income prior to initial public offering on November 7, 2012	17,682		25,649
Net income subsequent to initial public offering	8,410		8,410
Less: General partner's interest in net income subsequent to initial public offering	168		168
Limited partners' interest in net income subsequent to initial public offering	$8,242		$8,242

Net income per limited partner unit:
Common units - (basic and diluted)	$0.34		$0.34
Subordinated units - Delek (basic and diluted)	$0.34		$0.34

Weighted average limited partner units outstanding:
Common units - basic	11,999,258		11,999,258
Common units - diluted	11,999,258		11,999,258
Subordinated units - Delek (basic and diluted)	11,999,258		11,999,258

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Year Ended December 31,
	2012	2011
		Predecessor
Cash Flow Data
Cash flows provided (used in) by operating activities:	$34,363	$(2,859)
Cash flows used in investing activities:	(34,350)	(885)
Cash flows provided by financing activities:	23,404	3,779
Net increase in cash and cash equivalents	$23,417	$35

Delek Logistics Partners, LP
Pipelines & Transportation Segment Data
(In thousands)
	Pipelines & Transportation
	Predecessor 10/1/12 - 11/6/12	Delek Logistics Partners, LP 11/7/12 - 12/31/12	Three Months Ended December 31, 2012
Net sales	$3,886	$8,214	$12,100
Operating costs and expenses:
Cost of goods sold	—	—	—
Operating expenses	3,777	2,396	6,173
Segment contribution margin	$109	$5,818	$5,927

Delek Logistics Partners, LP
Wholesale Marketing & Terminalling Segment Data
(In thousands)
	Wholesale Marketing and Terminalling
	Predecessor 10/1/12 - 11/6/12	Delek Logistics Partners, LP 11/7/12 - 12/31/12	Three Months Ended December 31, 2012
Net sales	$134,122	$102,994	$237,116
Operating costs and expenses:
Cost of goods sold	132,751	96,933	229,684
Operating expenses	980	535	1,515
Segment contribution margin	$391	$5,526	$5,917

Delek Logistics Partners, LP
Segment Data
(In thousands)
	Three Months Ended December 31, 2012
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$12,100	$237,116	$249,216
Operating costs and expenses:
Cost of goods sold	—	229,684	229,684
Operating expenses	6,173	1,515	7,688
Segment contribution margin	$5,927	$5,917	11,844
General and administrative expenses			2,022
Depreciation and amortization			2,027
Loss on disposal of assets			4
Operating income			$7,791
Total assets	$147,257	$98,512	$245,769

	Three Months Ended December 31, 2011 Predecessor
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$7,543	179,457	$187,000
Operating costs and expenses:
Cost of goods sold	—	174,272	174,272
Operating expenses	3,649	1,019	4,668
Segment contribution margin	$3,894	$4,166	8,060
General and administrative expenses			1,835
Depreciation and amortization			1,520
(Gain) on disposal of assets			(2)
Operating income			$4,707
Total assets	$111,564	$88,263	$199,827

Delek Logistics Partners, LP
Segment Data
(In thousands)
	Year Ended December 31, 2012
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$33,539	$989,047	$1,022,586
Operating costs and expenses:
Cost of goods sold	—	959,434	959,434
Operating expenses	17,862	5,500	23,362
Segment contribution margin	$15,677	$24,113	39,790
General and administrative expenses			8,389
Depreciation and amortization			8,675
Loss on disposal of assets			9
Operating income			$22,717

	Year Ended December 31, 2011 Predecessor
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$21,878	$722,201	$744,079
Operating costs and expenses:
Cost of goods sold	—	700,505	700,505
Operating expenses	9,531	3,409	12,940
Segment contribution margin	$12,347	$18,287	30,634
General and administrative expenses			5,795
Depreciation and amortization			4,820
(Gain) on disposal of assets			(2)
Operating income			$20,021

Delek Logistics Partners, LP
Capital Expenditures
(In thousands)

	Predecessor 10/1/12 - 11/6/12	Delek Logistics Partners, LP 11/7/12 - 12/31/12	Three Months Ended December 31, 2012
Maintenance capital spending	$—	$1,179	$1,179
Expansion capital spending	604	4,516	5,120

Total capital spending	$604	$5,695	$6,299

Delek Logistics Partners, LP
Capital Expenditures
(In thousands)
	Three Months Ended December, 31		Year Ended December 31,
	2012	2011	2012	2011
Maintenance capital spending	$1,179	$746	$2,985	$885
Expansion capital spending	5,120	—	8,105	—

Total capital spending	$6,299	$746	$11,090	$885

Delek Logistics Partners, LP
Segment Data

	Predecessor	Delek Logistics Partners, LP	Three Months Ended December 31,
	10/1/12 - 11/6/12	11/7/12 - 12/31/12	2012	2011
				Predecessor
Throughputs (average bpd)
Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	43,586	42,880	43,164	59,840
Refined products pipelines to Enterprise Systems	40,062	52,306	47,382	48,383
SALA Gathering System	21,804	21,595	21,679	18,508
East Texas Crude Logistics System	59,013	56,918	57,761	56,067
Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	61,194	61,399	61,317	57,963
West Texas marketing throughputs (average bpd)	20,738	15,013	17,316	15,337
West Texas marketing margin per barrel	$1.98	$3.14	$2.67	$1.10
Bulk Biofuels	7,517	—	7,517	3,022
Terminalling throughputs (average bpd)	13,772	11,874	12,637	18,468

Delek Logistics Partners, LP
Segment Data

	Predecessor	Delek Logistics Partners, LP	Year Ended December 31,
	1/1/12 - 11/6/12	11/7/12 - 12/31/12	2012	2011
				Predecessor
Throughputs (average bpd)
Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	46,584	42,880	46,027	57,442
Refined products pipelines to Enterprise Systems	43,967	52,306	45,220	45,337
SALA Gathering System	20,597	21,595	20,747	17,676
East Texas Crude Logistics System	54,741	56,918	55,068	55,341
Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	56,897	61,399	57,574	57,047
West Texas marketing throughputs (average bpd)	16,791	15,013	16,523	15,493
West Texas marketing margin per barrel	$2.47	$3.14	$2.56	$1.50
Bulk Biofuels	5,577	—	5,577	3,022
Terminalling throughputs (average bpd)	16,048	11,874	15,420	17,907

U.S. Investor / Media Relations Contact
Assi Ginzburg
Executive Vice President and Chief Financial Officer
615-435-1452
or
Keith Johnson
Vice President of Investor Relations
615-435-1366
or
Chris Hodges
Founder & CEO
Alpha IR Group
312-589-3505